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[LOGO]                    ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
VARIABLE ANNUITY APPLICATION             440 LINCOLN STREET, WORCESTER, MA 01653

PLEASE PRINT CLEARLY

1 OWNER

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First Name, Middle Initial, Last Name         Social Security Number
                                                   /   /
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Address                                       Date of Birth/Trust
                                               / / Male / / Female / / Trust
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City, State, Zip

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2 JOINT OWNER (If any)

                                                 /   /       / / Male / / Female
--------------------  ----------------------   -------------
Name                  Social Security Number   Date of Birth


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3 ANNUITANT (Complete only if different from the Owner in Section 1)

                                                 /   /       / / Male / / Female
--------------------  ----------------------   -------------
Name                  Social Security Number   Date of Birth

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4 JOINT ANNUITANT (If any)

                                                 /   /       / / Male / / Female
--------------------  ----------------------   -------------
Name                  Social Security Number   Date of Birth

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5 BENEFICIARY(IES) For Joint Owners, surviving Owner is always Primary beneficiary. If beneficiary is a trust, provide date of trust.

Primary
          ----------------------------------   ---------------------------------
          Name                                 Relationship to Owner
Contingent

          ----------------------------------   ---------------------------------
          Name                                 Relationship to Owner

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6 TYPE OF PLAN      *Additional forms required

/ / Nonqualified           / / IRA TAX YEAR _____    / / Roth IRA TAX YEAR _____
/ / Nonqualified Deferred  / / IRA Rollover          / / Roth IRA
    Comp.                                                Rollover/Conversion
/ / 457 Deferred           / / IRA Transfer          / / SEP-IRA* TAX YEAR _____
    Compensation*
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7 ALLOCATION OF PURCHASE PAYMENTS Make check payable to Allmerica Financial

Please allocate my purchase payment of $____________ as follows:

_____% Emerging Markets     _____% Growth Shares
_____% Balanced             _____% Money Market
_____% International Growth _____% Real Estate Growth
_____% Swiss Franc Bond     _____% ____________
_____% Europe               _____% Growth and Income
_____% Strategic Income     _____% Fixed Account
_____% Capital Growth       _____% Equity-Income
_____% America Income

Guarantee Period Accounts (GPAs) ($1,000 min.) Not available in Maryland, Oregon, Pennsylvania or Washington.

_____% 2 Year _____% 5 Year _____% 8 Year
_____% 3 Year _____% 6 Year _____% 9 Year
_____% 4 Year _____% 7 Year _____% 10 Year

ALL ALLOCATIONS ABOVE (TO VARIABLE, FIXED AND GUARANTEE PERIOD ACCOUNTS) MUST TOTAL 100%.
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/ / I elect the BUILD WITH INTEREST & GROWTH (BIG) PLAN. Allocate part of my purchase payment to the ____ year GPA such that, at the end of the Guarantee Period, the GPA value is equal to my purchase payment. The remaining balance will be allocated as indicated above.

/ / I elect AUTOMATIC ACCOUNT REBALANCING (AAR) among the above variable accounts: / / Monthly / / Quarterly / / Semi-annually / / Annually

/ / I elect DOLLAR COST AVERAGING (DCA) (not available with AAR) from:
    / / Fixed Account / / America Income / / Money Market
    $____________ Total amount per transfer / / Monthly    / / Quarterly
                         / / Semi-annually / / Annually

Percent     or    Dollar amount Transferred to (write in variable account name)

----------% $ --------- ------------------
----------% $ --------- ------------------
----------% $ --------- ------------------    DCA into the Fixed or
----------% $ --------- ------------------    Guarantee Period Accounts
----------% $ --------- ------------------    is not available.


SML-1517 (1/00)                                                      0399-6385

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8 OPTIONAL RIDERS

/ / Enhanced Death Benefit
/ /
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9 REPLACEMENT

Will the proposed contract replace or change any existing annuity or life insurance policy?

/ / No       / / Yes (if yes, list company name and policy number)_____________

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10 TELEPHONE AUTHORIZATION

I/We authorize and direct Allmerica Financial to accept telephone instructions from any person who can furnish proper identification to effect transfers, future payment allocation changes and obtain values. Neither Allmerica Financial nor its affiliates and their collective directors, officers, employee and agents will be responsible for any claim arising from such action if Allmerica Financial acted on instructions in good faith and in reliance on this authorization.

/ / I/WE DO NOT accept this telephone privilege.

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11  SYSTEMATIC WITHDRAWALS  Not available from Guarantee Period Accounts.
    Begin withdrawals: later of 15 days after issue or        /   /
                                                       ---------------------

Amount: / /  _______% of purchase payment
        / / $_______ per frequency

Frequency: / / Monthly / / Quarterly / / Semi-annually / / Annually
Withdraw:  / / Pro rata from all accounts or

           ________% from ______________________ ________% from ________________

           ________% from ______________________ ________% from ________________

Tax Withholding: / / Do NOT Withhold Federal Income Taxes
                 / / Do Withhold at 10% or __________ (% or $)

Direct Deposit: / / Check here for Electronic Funds Transfer (Direct Deposit).
                    I authorize the Company to correct electronically any overpayments or erroneous credits made to my account. ATTACH A VOIDED CHECK.

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12 REMARKS

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NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties." NOTICE TO COLORADO/KENTUCKY/LOUISIANA/MAINE/ NEW MEXICO/PENNSYLVANIA/WASHINGTON, D.C. RESIDENTS ONLY: "Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties." NOTICE TO FLORIDA RESIDENTS ONLY: "Any person who, knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree."

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13 SIGNATURES

I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or SEP-IRA application, I/we received a Disclosure Buyers Guide. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT; AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA (IF APPLICABLE), THE OPERATION OF WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT.

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Signature of Owner                         Signature of Joint Owner

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Signed at (City and State)                 Date

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14 REGISTERED REPRESENTATIVE/DEALER INFORMATION

Does the contract applied for replace an existing annuity or life
insurance policy?    / / YES (ATTACH REPLACEMENT FORMS AS REQUIRED) / / NO

I certify that the information provided by the owner(s) has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner(s).

                                                             (  )
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Signature of Registered     Social Security#   TR Code       Telephone
Representative              FL LIC #


--------------------------  --------------------   -----------------------------
Printed Name of Registered  B/D Client Account #   Printed Name of Broker/Dealer
Representative

                                                             (  )
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Branch office Street Address for Contract Delivery           Telephone

SML-1517 (1/00)                                                      0399-6385